UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2017, we entered into an amendment to our existing At-the-Market Issuance Sales Agreement with B. Riley FBR, Inc. to replace MLV & Co. LLC as sales agent (B. Riley FBR is an affiliate of MLV) and to increase the amount of common stock that we may issue and sell from $40,000,000 to $60,000,000 from time to time through B. Riley FBR. B. Riley FBR will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay B. Riley FBR a commission rate of 3.0% of the gross sales price per share of any common stock sold through B. Riley FBR as agent under the sales agreement. We also have provided B. Riley FBR with customary indemnification rights.

The foregoing description of the amendment to the sales agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the amendment to the sales agreement into our shelf registration statement on Form S-3 (File No. 333-203300) previously filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

1.1	Amendment No. 1, dated December 8, 2017, to At-the-Market Issuance Sales Agreement, dated April 8, 2015, between CorMedix Inc. and B. Riley FBR, Inc.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: December 8, 2017	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

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